TO: APPLE DENTAL VENTURES
    BOB HUYBRECHTS, RD.-

FAX: 905 775 5558

FROM; HOWARD E. KERBEL
      GRITELL INTERNATIONAL LTD.
      GRITELL INTERNATIONAL LIMITED
FAX:  416 968 3424
      416 934 9998
MOB:  416 407 4925

DATE:  FEBRUARY 2,1999

RE:  BIOOCOMPATIBLE INTRAORAL THERMO ELASTIC MATERIAL (BITEM)
     MOULDABLE ACRYLIC COMPOSITION
     AMENDMENTOF AGREEMENT DATED DECEMBER 28,1998

Dear Bob:

Further to your meeting of January 29, 1999, at which time we advised you of the need to restructure our planned public raising as a result of recent changes in 'the Regulations governing Rule 504 transactions, I wish to confirm that we have agreed upon the following changes to the Agreement of December 28,1998, as follows:

1  Paragraph 2 (b) shall be amended to provide as follows:

"a one time payment of USD 230,000.00. payable USD 50,000.00 upon our receiving the first USD 200,000.00 of our financing or capital investment, no later than February 28, 1999, USD 105,000.00 payable in three (3) installments of USD 35,000.00 each payable every two (2) months, the first of such payments to be made on May 1, 1999, and the balance of USD 75,000.00 to be paid no later than one (1) year from the payment of the initial USD 50.000.00 payment referred to above;"

2. Paragraph 2(d) shall be amended by deleting therefrom all reference to " you shall be entitled to purchase from the Company 100,000 common shares at USD 0.20 per share" and which shall be replaced by:

"you shall be entitled to purchase from the Company 100,000 common shares at USD 0.0001 per share"

3. Paragraph 2(d) shall be further amended by deleting therefrom
"These 200,000 shares represent approximately fifteen (15) percent of the shares sold to false the first USD 1,000,000.00 for the publicly traded company (approximately 3,000,000 shares); and

4. Wherever the name Gritell International Ltd. appears in the Agreement of December 28, 1998, it shall be deleted and replaced with the name "Gritell International Limited" and the Agreement of December 28, 1998 shall be deemed to have been entered into with Gritell
International Limited ab initio.

All other provisions of the Agreement of December 28, 1998, shall remain unchanged and of full force and effect.

You acknowledge being advised by Howard E. Kerbel that he is a Barrister and Solicitor licensed to carry on the practice of law in Ontario and that he has advised you to obtain independent legal advice with respect to this Agreement and that you have either obtained such advice or waive the right to do so. You further acknowledge that Howard E Kerbel has never provided you with any advice, legal or otherwise, in connection with this Agreement, the transaction underlying it or any other matter whatsoever.

Please execute the Acknowledgement at the end of this letter and return two originally signed copies to us.

Regard

HOWARD  E. KERBEL
GRITELL INTERINATIONAL LTD.
GRITELL INTERNATIONAL LIMIITED
Encl.,
BITEMIO.WRI

ACKNOWLEDGEMENT

The undersigned by the execution of this Acknowledgement hereby acknowledges his agreement with the terms of the above Letter of Agreement and agrees to be bound by its terms and to take all actions and to execute all documents reasonably required by Gritell International Limited. to give effect to the substance of the Agreement. The undersigned also agrees that this Letter of Agreement replaces the Letter of Agreement dated April 29, 1998, which is no longer of any force or effect.

DATED at Toronto, this the 3rd day of February, 1999.

BOB HUYBRECHTS, RDT on his own behalf and on behalf of APPLE DENTAL
VENTURES

TO:  APPLE DENTAL VENTURES
     BOB HUYBRECHTS.  RDT

FAX: 905 775 5558

FROM:  HOWARD E. KERSEL
       GRITELL INTERNATIONAL LTD.
FAX:   416 968 3424
TEL:   416 934 9998
MOB:   416 407 4925

DATE:  DECEMBER 28.1998

RE: BIOCOMPATIBLE INTRAORAL THERMO ELASTIC MATERIAL (BITEM) MOULDABLE ACRYLIC COMPOSITION

Dear Bob:

Further to our meeting of December 21, 1998, with Dennis Epstein and Dr. Berman, I wish to confirm the terms of the amended transaction discussed with you for the acquisition by us of the exclusive rights to manufacture, market, distribute and sell BITEM worldwide:

1. You will grant to Gritell International Ltd., or as it may direct, by way of licence, the exclusive rights to manufacture, market, distribute and sell by retail and wholesale, by any and all methods, the SITEM products developed by you and protected by U.S. Patent No. 5,431,663, Canadian Patent No. 2,111,789 and European Patent No. 0605912, all Divisional Patent* for all non-dental application along with all Improvements and changes to the these Patents and any and all Patents which may be Issued In respect of this material or any variation of the material for the entire world for a term which is the longer of 25 years or the life of the Patents or any extension or amendments of the Patents along with the exclusive right to make use of BITEM In connection with the manufacturing, marketing, distribution and sale of the SITEM products throughout the world;

2. You will receive for the granting of this exclusive Licence the following:

(a) a Royalty calculated as follows:

  (i) 5% of the first $ 25,000,000.00 in gross income from the sale BITEM products sold In each year;
  (ii) 3.5% of the next $25,0000,000.00 in gross income from the sale of Bitem products sold in each year;
  (iii) 2.5% of all sales exceeding $ 50,000,000.00 of gross sales from the sale of Bitem product sold in each year;

(b) a one time payment of USD 250,000,00, payable USD 50.000,00 upon our receiving the first USD 200,000.00 of our financing or Capital investment, no later than February 28, 1999 and USD 200,000.00 payable to you from the sale of the USD 1.00 Units in connection with the Rule 504 raising, provided that twenty-five (25) percent of each USD 100,000.00 raised shall be paid to you as such monies are raised by us, on the understanding that the Rule 504 raising shall be completed no later than one (1) year from the payment to you of the one time payment of USD 50,000.00 referred to above;

(c) a Consulting Agreement for a term of 3 years to engage in research and development of further products, including additional applications of BITEM, and to plan, supervise and carry out a comprehensive promotion, marketing and training program as instructed by Gritell, for which you will receive a fee of a maximum of CDN 60,000.00 based upon CDN 400.00 per day for a minimum of 150 days per year. This agreement shall be renewable on mutual consent for 2 successive periods of two years each upon the same terms and conditions as the original agreement save and accept for this renewal provision. All inventions and new products developed as a result of such research and development shall be the exclusive property of Gritell. The costs associated with the filing of such Patent Applications and all costs of maintaining such Patents, Including legal fees, shall be paid for by Gritell, In addition to the above Consulting Fees, which shall be paid monthly, you shall be paid all reasonable expenses incurred by you in the performance of you duties under the Consulting Agreement, provided that all such expenses have been approved, in writing by Gritell in advance;

(d) should Gritell raise the monies needed to fund this acquisition or at any subsequent time raise money from the ,public through a publicly traded company, you will have the right to acquire, either by way of options or performance bonuses, a number of shares of the public company to be formed in an amount to be agreed upon. These shares shall be subject to certain trading restrictions to ensure the stability of the market. In the event that such a raising is done via a Rule 504, Regulation "D" transaction through the NASDAQ Electronic Bulletin Board, you shall be entitled to purchase from the Company 100,000 common shares at USD 0.20 per share and to an option to purchase 100,000 common shares at 1.00 per share at any time during the twenty-four (24) month period following the commencement of trading of the Company's shares. These 200,000 shares represent approximately fifteen (1 5) percent of the shares sold to raise the first USD 1,000,000.00 for the publicly traded company (approximately 3,000,000 common shares);

(e) With respect to the Agreement entered into by you with Austenal, these Royalties shall not be included in the calculation of gross sales in each year and you shall be entitled to receive as a Royalty forty (40) percent of the Royalty paid by Austenal pursuant to your Agreement with Austenal for the term of that Agreement, subject to our approval of your Agreement with Austenal and the assignment by you to us or as we may direct; and

(f) all royalties provided for herein shall be calculated quarterly and paid to you within thirty (30) days of the end of each quarter.

3. The grant of the Licences provided for in this Letter of Agreement shall take effect as of the date upon which the initial payment of the USD 50,000.00 referred to above has been paid, in any event no later then February 28, 1999. Further, in the event that the payments to you provided for in paragraph 2(b) hereof are not made as provided for herein, the Licence shall be, at your sole discretion, null and void, in which event all monies paid to you shall be forfeited to you and you shall have no further claim against us for failure to pay these monies or for the breach of this Agreement. Provided however, that the Licencee shall have the option, exercisable at its sole discretion, of extending the time for the payment of the balance by paying to you the sum of USD 10,000.00 in respect of the first calendar month of any default in payment of any payment due hereunder and USD 15,000.00 for every calendar month thereafter while such default continues. In the events that such payments are made, the Licence shall remain in good standing and shall not be null and void provided that such default shall not continue for more then six (6) calendar months from the occurrence of the original default.

4. In consideration for the granting to Gritell of the worldwide rights referred to in Paragraph I above, Gritell agrees that in the event that the gross income from the sale of Bitem products is less than CDN 5,000,000-00, on an annualized basis, by December 31, 2003, based upon the sales of Bitem products during the last three (3) months of 2003, then Gritell shall pay to you, commencing January 1,2004 and every year thereafter in which the gross income from the sale of Bitem products, on an annualized basis, does not exceed CDN 5,000,000.00. for a maximum of five (5) years, a sum equal to five (5) percent of the difference between the actual gross sales income from the sale of Bitem products and CDN 5,000,000.00, in addition to the Royalties provided for in Paragraph 2(a) hereof

5. Deleted.

6. Deleted.

7. It is acknowledged that Gritell International Ltd. is acting only in the capacity of a Trustee for a Company or Companies to be incorporated and shall have the right at it sole option of assigning this or any subsequent Agreement(s) to any one or more of such Companies, either in their entirety or otherwise. Upon such assignment Gritell shall cease to have any liability to you.

8. You shall, upon the execution of the Acknowledgment at the end hereof, provide to Gritell a schedule of all payments required to maintain all Patents currently, or in the future, held by you, in connection with the Bitem products, in good standing setting out the amounts due, the dates due and the person or persons to whom payments must be made (the "Schedule"). Gritell shall, for the full term or any extension of the Agreement, make all payments as indicated in the Schedule referred to above, as from time to time amended, required to maintain the said Patents in good standing in accordance with the Schedule.

9. Gritell shall, in consideration for your agreeing to the amendment of the Agreement made between the Parties hereto dated September 23, 1998, as reflected herein, pay the sum of approximately CDN 8,000.00 required to maintain the Patents set out in the Schedule in good standing, no later than January 6, 1999.

10. Any monies, advanced to you, from time to time, shall be deducted from the one time payment of USD 50,000.00 referred to in Paragraph
1 above.

Please execute the Acknowledgement at the end of this letter and return two originally signed copies to us.


Regards,

HOWARD E. KERBEL
GRITELL INTERNATIONAL LTD.

Encl.
BITEM8.WORD

ACKNOWLEDGEMENT

The undersigned by the execution of this Acknowledgement hereby acknowledges his agreement with the terms of the above Letter of Agreement and agrees to be bound by its terms and to take all actions and to execute all documents reasonably required by Gritell International Ltd. to give effect to the substance of the Agreement. The undersigned also agree that this Letter of Agreement replaces the Letter of Agreement dated April 29, 1998 and amends the Letter Agreement of September 23, 1998, which are no longer of any force or effect.

The undersigned also acknowledge:

(a) That Howard E. Kerbel has advised them that he is a Barrister & Solicitor licensed to carry on the practice of law in the Province of
Ontario:

(b) That Howard E. Kerbel has advised them to obtain independent legal advise with respect to this Agreement and the transaction referred to in this Agreement;

(c) That the Undersigned have either obtained such independent legal advise or have made the deliberate decision to ignore Mr. Kerbel's advise and have not obtained such independent legal advise; and

(d) That the Undersigned have not sought from Mr. Kerbel, nor has he given them, any legal advice with respect to this Agreement or the transaction referred to therein.

DATED at Toronto, this the 4th day of January, 1999.

BOB HUYBRECHTS, RDT on his own half and on behalf of APPLE DENTAL VENTURES

TO:   APPLE DENTAL VENTURES
      BOB HUYBRECHTS, RDT

FAX:  905 775 5558

FROM:  HOWARD E. KERBEL
       Counsel
       GRITELL INTERNATIONAL LTD.

FAX:   416 968 3424
TEL:   416 934 9998
MOB:   416 407 4925

DATE:  SEPTEMBER 23,1998

RE:   BIOCOMPATIBLE INTRAORAL THERMO ELASTIC MATERIAL (DITEM) MOULDABLE
ACRYLIC COMPOSITION

Dear Bob:

Further to your meeting of April 29, 1 998. with Dr. Berman, I wish to confirm the terms of the transaction discussed with you for the acquisition by us of the exclusive, tights to manufacture, market, distribute and sell BITEM for all of North America, South America and the Caribbean:

1. You will grant to Gritell International Ltd., or as it may direct, by way of licence, the exclusive, rights to manufacture, market, distribute and sell by retail and wholesale, by any and all methods, the BITEM products developed by you and protected by U.S. Patent No. 5,431,563, Canadian Patent No. 2,111,789 and European Patent No. 0605912, all Divisional Patents for all non-dental application along with all improvements and changes to the these Patents and any and all Patents which may be Issued in respect of this material or any variation of the material for all of North America, South America and the Caribbean for a term which is the longer of 25 years or the life of the Patents or any extension or amendments of the Patents along with the exclusive right to make use of BITEM in connection with the manufacturing, marketing, distribution and sale of the BITEM products throught North America, South America and the Caribbean;

2. You will receive for the granting of this exclusive licence the following:

(a) a Royalty calculated as follows:

  (i) 5% of the first $ 25,000,000.00 in gross income from the sale BITEM products sold in each year;

  (ii) 3.5% of the next $25,0000,000.00 in gross income from the sale of Bitem products sold in each year;

  (iii) 2.5% of all sales exceeding $ 50,000,000.00 of gross sales from the sale of Bitem product sold in each year;

(b ) a one time payment of UDS 250,000.00, payable USD 50,000.00 upon our receiving the first USD 200,000.00 of financing or capital investment no later then December 31, 1998, USD 125,000-00 no later than March 31, 1 999, and USD 75,000.00 no later then May 31st, 1999.

(c) a consulting agreement for a term of 3 years to engage in research and development of further products, Including additional applications of BITEM, and to plan, supervise and carry out a comprehensive promotion, marketing and training program as Instructed by Gritell for which you will receive a fee of a maximum of CND 60,000.00 based upon CND 400.00 per day for a minimum of 150 days per year. This agreement shall be renewable on mutual consent for 2 successive periods of two years each upon the same terms and conditions as the original agreement save and accept for this renewal provision. All inventions and new products developed as a result of such research and development shall be the exclusive property of Gritell. The costs associated with the filing of the Patent Applications and all costs of maintaining the Patents, including lehal fees. In addition to the above Consulting Fees, you shall be paid all reasonable expenses Incurred by you in the performance of you duties under the Consulting Agreement; and

(d) should Gritell raise the monies needed to fund this acquisition or at any subsequent time raise money from the public through a publicly traded company, you will have the right to acquire, either by way of options or performance bonuses. a number of shares of the public company to be formed in an amount to be agreed upon. These shares shall be subject to certain trading restrictions to ensure the stability of the market. In the event that such a raising Is done via a Rule 504, Regulation "D" transaction through the NASDAQ Electronic Bulletin Board, you shall be entitled to purchase from the Company 100,000 common shares at USD 0.20 per share and to an option to purchase 100,000 common shares at 1.00 per share at any time during the twenty-four (24) month period following the commencement of trading of the Company's shares. These 200,000 shares represent approximately fifteen (I 5) percent of the shares sold to raise the first USD 1,000,000.00 for the publically traded company (approximately 3,000,000 common shares).

(e) With respect to the Agreement entered Into by you with Austenal, these Royalties shall not be Included in the calculation of gross sales In each year and you shall be entitled to receive as a Royalty forty (40) percent of the Royalty paid by Austenal persuant to your Agreement with Austenal for the term of that Agreement, subject to our approval of your Agreement with Austenal and the assignment by you to us or as we may direct.

3. The grant of the Licences provided for in this Letter of Agreement shall take effect as of the date upon which the initial payment of the USD 50,000.00 referred to above has been paid as provided for above, Further, in the event that the payments to you provided for in paragraph 2(b) hereof are not made as provided for herein, the Licence shall be, at your sole discretion, null and void, in which event all monies paid to you shall be forfeited to you and you shall have no further claim against us for failure to pay these monies or for the breach of this Agreement. Provided however, that the Licencee shall have the option, exerciseable at Its sole discretion, of extending the time for the making of such payments by paying to you the sum of USD 10,000.00 in respect of the first calender month of any default in payment of any payment due hereunder and USD I 5,000.00 for every calender month thereafter while such default continues. In the events that such payments are made, the Licence shall remain in good standing and shall not be null and void provided that such default shall not continue for more then six (6) calender months from the occurrence of the the original default.

4. Provided that gross income from the sales of Bitem Products amounts to at least CDN 6,000,000.00 as of October 1, 2001, then we shall have the first right to acquire the balance of the exclusive worldwide rights to manufacture, market, distribute and sell, by retail and wholesale, by any and all methods for the Bitem Products which are the subject of the above Licence for North America, South America and the Caribbean at no cost. In the event that gross income from the sales of the Bitem Products do not reach CDN 8,000.000.00 by October 1, 2001, we shall have a first light of refusal in respect of these worldwide rights or the rights to other areas upon the same terms and conditions as are contained in any arms length, third party of which is accepted by you.

5. In the event that gross income from the sales of the Bitem Products is less than at least CDN 6,000,000 by October 1, 2001, then you shall be entitled to receive, in lieu of lost Royalties, an amount equal to five (5) percent of the difference between CDN 6,000,000.00 and the actual gross income from the sales of Bitem Products as of that date.

6. You will refrain from entering into any agreements whatsoever for the sale, marketing and distribution of the BITEM products without our approval in writing, which approval shall not be unreasonably withheld.

7. It Is acknowledged that Gritell International Ltd. is acting only in the capacity of a Trustee for a Company or Companies to be Incorporated and shall have the right at it sole option of assigning this or any subsequent Agreement(s) to any one or more of such Companies, either in their entirety or otherwise. Upon such assignment Gritell shall cease to have any liability to you.

Please execute the Acknowledgement at the end of this letter and return two originally signed copies to us.

Regards,

HOWARD E. KERBEL
Counsel
GRITELL INTERNATIONAL LTD.

Encl.
BITEM6.WRI

ACKNOWLEDGEMENT

The undersigned by the execution of this Acknowledgement hereby acknowledges his agreement with the terms of the above Letter of Agreement and agrees to be bound by its terms and to take all actions and to execute all documents reasonably required by Gritell International Ltd. to give effect to the substance of the Agreement. The undersigned also agree that this Letter of Agreement replaces the Letter of Agreement dated April 29, 1998, which is no longer of any force or effect.

DATED at Toronto, this the 31 day of September, 1998.



BOB HUYBRECHTS, RDT on his own behalf and an behalf of APPLE DENTAL
VENTURES